Exhibit 99.1

REXFORD INDUSTRIAL announces THIRD QUARTER 2015 financial RESULTS

– Reports Recurring FFO of $0.20 Per Diluted Share –

– Same Property NOI Up 8.4% Compared to Third Quarter 2014 –

– Stabilized Same Property Portfolio Occupancy At 94.8%, Up 360 Basis Points Year-Over-Year –

Los Angeles, California – November 4, 2015 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the third quarter 2015.

Third Quarter 2015 Financial and Operational Highlights:

•	Reported Recurring Funds From Operations (FFO) of $0.20 per diluted share for the quarter ended September 30, 2015. Including non-recurring items, FFO was $0.20 per diluted share.
•

Total rental revenues of $23.3 million, which represents an increase of 32.7% year-over-year. Property Net Operating Income (NOI) of $17.1 million, which represents an increase of 34.6% year-over-year.

•

Same Property Portfolio NOI increased 8.4% in the third quarter of 2015 compared to the third quarter of 2014, driven by a 5.0% increase in Same Property Portfolio total rental revenue and a 3.2% decrease in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 7.1% compared to the third quarter 2014.

•	Signed new and renewal leases totaling 539,584 rentable square feet. Rental rates on new and renewal leases were 16.3% higher than prior rents on a GAAP basis and 5.4% higher on a cash basis.
•

Stabilized Same Property Portfolio occupancy was 94.8%, which represents an increase of 360 basis points year-over-year. Total Same Property Portfolio occupancy was 93.7%, which represents an increase of 240 basis points year-over-year.

•

At September 30, 2015, the consolidated portfolio, inclusive of value-add acquisitions and redevelopment in-process, was 88.8% occupied, which represents a decrease of 300 basis points year-over-year.  At September 30, 2015, the consolidated portfolio, excluding repositioning assets, was 94.4% occupied.

•

During the third quarter 2015, the Company acquired six industrial properties for an aggregate cost of $57.8 million.  Year to date, including two properties acquired after the end of the third quarter 2015, the Company has acquired 17 properties for an aggregate cost of $196.5 million.

“We are pleased with the continued strong performance of our portfolio in the third quarter of 2015, as the results of our value-add property enhancements, strong re-leasing spreads and occupancy gains drove an 8.4% increase in Same Property Portfolio NOI,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers.  “Additionally, year-to-date we have acquired in excess of 1.5 million square feet of high-quality industrial property within our core infill submarkets, most of which were acquired in off-market or lightly-marketed transactions providing strong stabilized returns.  Looking ahead, historically low levels of supply combined with the inability to deliver new, for-lease product amid increasing demand in our core Southern California infill markets, will continue to provide us the opportunity to drive rental rates and occupancy within our portfolio. Finally, our balance sheet remains well-capitalized to fund our acquisition pipeline as we work to execute on our operating and growth strategies which we believe will drive favorable shareholder returns and value creation.”

Financial Results:

The Company reported net income of $0.6 million (net income of $0.6 million before non-controlling interests), for the three months ended September 30, 2015, as compared to net loss of $0.6 million (net loss of $0.7 million before non-controlling interests) for the three months ending September 30, 2014.

The Company reported net income of $0.9 million (net income of $0.9 million before non-controlling interests) for the nine months ended September 30, 2015, as compared to net income of $0.8 million (net income of $0.8 million before non-controlling interests) for the nine months ended September 30, 2014.

The Company reported Company share of Recurring FFO of $11.2 million, or $0.20 per diluted share of common stock, for the three months ended September 30, 2015, as compared to Company share of Recurring FFO of $7.7 million, or $0.23 per diluted share of common stock, for the three months ending September 30, 2014.  Including non-recurring expenses and acquisition expenses of $0.4 million incurred during the third quarter of 2015, Company share of FFO was $10.8 million, or $0.20 per diluted share of common stock, as compared to Company share of FFO of $7.0 million, or $0.21 per diluted share of common stock, for the three months ending September 30, 2014.

For the nine months ended September 30, 2015, the Company reported Company share of Recurring FFO of $32.4 million, or $0.60 per diluted share of common stock, compared to Company share of Recurring FFO of $19.0 million, or $0.68 per diluted share of common stock, for the nine months ended September 30, 2014.  Adjusting for non-recurring expenses and acquisition expenses of $2.0 million incurred during the first nine months of 2015, Company share of FFO was $30.5 million, or $0.57 per diluted share of common stock, as compared to Company share of FFO of $17.4 million, or $0.62 per diluted share of common stock, for the nine months ending September 30, 2014.

Operating Results:

For the three months ended September 30, 2015, the Company’s Same Property Portfolio NOI increased 8.4% compared to the third quarter of 2014, driven by a 5.0% increase in Same Property Portfolio total rental revenue, and a 3.2% decrease in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 7.1% compared to the third quarter 2014.

In the third quarter, the Company signed 107 new and renewal leases in its consolidated portfolio, totaling 539,584 rentable square feet. Average rental rates on comparable new and renewal leases were up 16.3% on a GAAP basis and up 5.4% on a cash basis. The Company signed 38 new leases for 216,499 rentable square feet, with GAAP rents up 18.0% compared to the prior in place leases. The Company signed 69 renewal leases for 323,085 rentable square feet, with GAAP rents up 15.5% compared to the prior in-place leases. For the 38 new leases, cash rents were up 5.0%, and for the 69 renewal leases, cash rents were up 5.6%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2015. See below for information regarding the supplemental information package.

Transaction Activity:

In the third quarter 2015, the Company acquired six industrial properties, with four in off-market transactions, for an aggregate cost of $57.8 million, as detailed below.

In July 2015, the Company acquired 12720-12860 Danielson Court, a six-building industrial complex containing 112,062 rentable square feet in Poway within the Central San Diego submarket, for $16.9 million, or approximately $151 per square foot.

In July 2015, the Company acquired Lakeland, an 18,995 square foot industrial building, in Santa Fe Springs within the Mid-Counties (Los Angeles) submarket, for $5.0 million, including 80,000 square feet of excess land, or approximately $262 per square foot.

In August 2015, the Company acquired Port Hueneme, a two-building 86,904 square foot industrial complex in Oxnard within the Ventura submarket, for $9.6 million, or approximately $111 per square foot.

In September 2015, the Company acquired 10701-10719 Norwalk Boulevard, a two-building industrial complex containing 58,056 square feet, in Santa Fe Springs within the Mid-Counties (Los Angeles) submarket, for $7.2 million, or approximately $125 per square foot.

In September 2015, the Company acquired 6020 Sheila Street, a 70,877 square foot cold storage property in City of Commerce within the Central Los Angeles submarket, for $12.2 million, or approximately $172 per square foot.

In September 2015, the Company acquired 9805 6th Street, a two-building industrial complex containing 81,377 square feet in Rancho Cucamonga within the Inland Empire West submarket, for $6.9 million, or approximately $85 per square foot.

Subsequent to the end of the third quarter 2015, the Company acquired two additional properties for an aggregate cost of $27.4 million, as detailed below.

In October 2015, the Company acquired 16321-16327 Arrow Highway, a three building industrial complex containing 64,296 square feet in Irwindale within the San Gabriel Valley submarket for $8.1 million, or approximately $126 per square foot.

In October 2015, the Company acquired Midway, a two-building industrial property containing 373,744 square feet in Central San Diego for $19.3 million, or approximately $52 per square foot.

Balance Sheet:

In August 2015, the Company issued through a private placement $100 million of 10-year senior guaranteed notes carrying a fixed annual interest rate of 4.29%.  The net proceeds from the issuance of the notes were primarily used for the repayment of existing secured floating-rate indebtedness.

At September 30, 2015, the Company had $335.9 million of outstanding debt, with an average interest rate of 3.068% and an average term-to-maturity of 5.4 years. As of September 30, 2015, $110 million of the Company’s floating-rate debt has been effectively fixed at 3.464% through the use of interest rate swaps.  As a result of interest rate swaps and the issuance of the $100 million notes, approximately $218.4 million, or 65%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.93% and an average term-to-

maturity of 6.7 years.  The remaining $117.5 million, or 35%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR+1.28% and an average term-to-maturity of 3.1 years.

As of September 30, 2015, the Company has entered into a forward interest rate swap that will effectively fix an additional $50 million of the Company’s floating-rate debt at 2.005% plus the applicable term loan facility margin from February 16, 2016 to December 14, 2018. If this interest rate swap was effective as of September 30, 2015, the Company’s consolidated debt would be 80% fixed and 20% variable.

In August 2015, the Company received repayment of a $13.71 million first mortgage loan, secured by an industrial property in San Juan Capistrano, California. The Company purchased the note for $7.9 million in 2010, representing a 46% discount to par value. The loan, which carried an interest rate of 6% and was due in May 2017, was repaid at par. Proceeds from the loan repayment were used to fund the acquisition of 10701-10719 Norwalk Boulevard, and to reduce the balance outstanding on the Company’s line of credit.

Guidance

The Company is increasing its full year 2015 guidance range for Company share of Recurring FFO to a range of $0.79 to $0.81 per diluted share of common stock. Full year guidance assumes the following: year-end stabilized same property portfolio occupancy within a range of 93% to 94%, same property NOI growth for the year of 6% to 7%, recurring general & administrative expenses of $14.5 to $15.0 million dollars and full year acquisitions of $250 million dollars or more.

Dividend:

On November 2, 2015, the Board of Directors declared a dividend of $0.135 per share for the fourth quarter of 2015, payable in cash on January 15, 2016, to stockholders and unit holders of record on December 31, 2015.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday November 4, 2015 at 5:00 p.m. Eastern time to review third quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international).  A replay of the conference call will be available through December 4, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13622688.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 116 properties with approximately 11.4 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the effect of non-recurring expenses and acquisition expenses. A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2014 and still owned by us as of September 30, 2015. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2014 through September 30, 2015. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude spaces that were under repositioning. During the quarter ended September 30, 2015, spaces aggregating 72,000 square feet were under repositioning.

Contact:

Investor Relations:

Stephen Swett

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share data)

	September 30, 2015	December 31, 2014

ASSETS
Land	$445,454	$368,033
Buildings and improvements	634,606	540,837
Tenant improvements	26,539	21,404
Furniture, fixtures, and equipment	188	188
Total real estate held for investment	1,106,787	930,462
Accumulated depreciation	(96,403)	(76,884)
Investments in real estate, net	1,010,384	853,578
Cash and cash equivalents	5,083	8,606
Note receivable	-	13,137
Rents and other receivables, net	2,221	1,812
Deferred rent receivable, net	7,009	5,165
Deferred leasing costs, net	5,044	3,608
Deferred loan costs, net	1,595	2,045
Acquired lease intangible assets, net	27,838	28,136
Acquired indefinite-lived intangible	5,271	5,271
Other assets	5,491	4,699
Acquisition related deposits	1,250	2,110
Investment in unconsolidated real estate entities	4,056	4,018
Total Assets	$1,075,242	$932,185
LIABILITIES & EQUITY
Liabilities
Notes payable	$335,058	$356,362
Interest rate swap liability	4,716	1,402
Accounts payable, accrued expenses and other liabilities	13,886	10,053
Dividends payable	7,504	5,244
Acquired lease intangible liabilities, net	2,700	3,016
Tenant security deposits	10,523	8,768
Prepaid rents	1,935	1,463
Total Liabilities	376,322	386,308
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 55,587,903 and 43,702,442 outstanding as of September 30, 2015 and December 31, 2014, respectively	552	434
Additional paid in capital	722,102	542,318
Cumulative distributions in excess of earnings	(41,613)	(21,673)
Accumulated other comprehensive income	(4,546)	(1,331)
Total stockholders' equity	676,495	519,748
Noncontrolling interests	22,425	26,129
Total Equity	698,920	545,877
Total Liabilities and Equity	$1,075,242	$932,185

Rexford Industrial Realty, Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
RENTAL REVENUES
Rental income	$20,617	$15,516	$58,449	$39,917
Tenant reimbursements	2,377	2,052	7,405	5,244
Other income	341	16	693	73
TOTAL RENTAL REVENUES	23,335	17,584	66,547	45,234
Management, leasing and development services	186	171	479	654
Interest income	153	281	710	835
TOTAL REVENUES	23,674	18,036	67,736	46,723
OPERATING EXPENSES
Property expenses	6,237	4,879	17,882	12,905
General and administrative	3,778	3,273	11,064	8,658
Depreciation and amortization	10,642	8,032	31,016	20,165
TOTAL OPERATING EXPENSES	20,657	16,184	59,962	41,728
OTHER EXPENSE
Acquisition expenses	528	426	1,608	1,411
Interest expense	2,245	1,957	5,729	4,745
TOTAL OTHER EXPENSE	2,773	2,383	7,337	6,156
TOTAL EXPENSES	23,430	18,567	67,299	47,884
Equity in income (loss) from unconsolidated real estate entities	45	2	58	(4)
Gain from early repayment of note receivable	581	-	581	-
Loss on extinguishment of debt	(253)	-	(182)	-
Loss on sale of real estate	-	(150)	-	(150)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	617	(679)	894	(1,315)
DISCONTINUED OPERATIONS
Income from discontinued operations before gain on sale of real estate	-	-	-	21
Gain on sale of real estate	-	-	-	2,125
INCOME FROM DISCONTINUED OPERATIONS	-	-	-	2,146
NET INCOME (LOSS)	$617	$(679)	$894	$831

NET INCOME (LOSS) ATTRIBUTABLE TO:
Rexford Industrial Realty, Inc. common stockholders	$540	$(623)	$706	$687
Noncontrolling interests	24	(80)	36	80
Participating securities	53	24	152	64
NET INCOME (LOSS)	$617	$(679)	$894	$831

Income (loss) from continuing operations available to common stockholders per share - basic and diluted	$0.01	$(0.02)	$0.01	$(0.04)
Net income (loss) available to common stockholders per share - basic and diluted	$0.01	$(0.02)	$0.01	$0.02
Weighted average shares of common stock outstanding - basic and diluted	55,145,963	33,527,183	53,613,874	28,151,818

Rexford Industrial Realty, Inc.

Same Property Portfolio Statements of Operations and NOI Reconciliation

(Unaudited and in thousands)

Same Property Portfolio Statement of Operations:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Rental Revenues
Rental income	$12,277	$11,688	$589	5.0%	$36,012	$34,343	$1,669	4.9%
Tenant reimbursements	1,310	1,471	(161)	(10.9%)	4,383	4,435	(52)	(1.2%)
Other income	249	12	237	1975.0%	372	69	303	439.1%
Total Rental Revenues	13,836	13,171	665	5.0%	40,767	38,847	1,920	4.9%
Interest income	-	-	-		-	1	(1)	(100.0%)
Total Revenues	13,836	13,171	665	5.0%	40,767	38,848	1,919	4.9%
Operating Expenses
Property expenses	3,684	3,805	(121)	(3.2%)	11,074	11,198	(124)	(1.1%)
Depreciation and amortization	4,540	5,227	(687)	(13.1%)	13,874	16,249	(2,375)	(14.6%)
Total Operating Expenses	8,224	9,032	(808)	(8.9%)	24,948	27,447	(2,499)	(9.1%)
Other Expense
Interest expense	87	293	(206)	(70.3%)	558	877	(319)	(36.4%)
Total Other Expense	87	293	(206)	(70.3%)	558	877	(319)	(36.4%)
Total Expenses	8,311	9,325	(1,014)	(10.9%)	25,506	28,324	(2,818)	(9.9%)
Net Income	$5,525	$3,846	$1,679	43.7%	$15,261	$10,524	$4,737	(45.0%)

Same Property Portfolio NOI Reconciliation:

	Three Months Ended September 30,				Nine Months Ended September 30,
NOI	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Net Income	$5,525	$3,846			$15,261	$10,524
Add:
Interest expense	87	293			558	877
Depreciation and amortization	4,540	5,227			13,874	16,249
Deduct:
Interest income	-	-			-	1
NOI	10,152	9,366	786	8.4%	29,693	27,649	$2,044	7.4%
Straight-line rents	(162)	(84)			(420)	(577)
Amort. above/below market leases	47	93			155	291
Cash NOI	$10,037	$9,375	$662	7.1%	$29,428	$27,363	$2,065	7.5%

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Rental income	$12,277	$11,688	$589	5.0%	$36,012	$34,343	$1,669	4.9%
Tenant reimbursements	1,310	1,471	(161)	(10.9%)	4,383	4,435	(52)	(1.2%)
Other operating revenues	249	12	237	1975.0%	372	69	303	439.1%
Total rental revenues	13,836	13,171	665	5.0%	40,767	38,847	1,920	4.9%

Property expenses	3,684	3,805	(121)	(3.2%)	11,074	11,198	(124)	(1.1%)
NOI	$10,152	$9,366	$786	8.4%	$29,693	$27,649	$2,044	7.4%

Straight-line rents	(162)	(84)	(78)	92.9%	(420)	(577)	157	(27.2%)
Amort. above/below market leases	47	93	(46)	(49.5%)	155	291	(136)	(46.7%)
Cash NOI	$10,037	$9,375	$662	7.1%	$29,428	$27,363	$2,065	7.5%

Same Property Portfolio Occupancy:

	September 30, 2015			September 30, 2014			% Change
Occupancy:	Same Property Portfolio	Stabilized Same Property Portfolio(1)		Same Property Portfolio	Stabilized Same Property Portfolio(1)		Same Property Portfolio	Stabilized Same Property Portfolio
Los Angeles County	94.3%	96.4%		95.7%	95.6%		-1.4%	0.8%
Orange County	95.7%	95.7%		93.0%	93.0%		2.7%	2.7%
San Bernardino County	95.7%	95.7%		84.9%	84.9%		10.8%	10.8%
Ventura County	95.5%	95.5%		87.8%	87.8%		7.7%	7.7%
San Diego County	86.6%	86.6%		78.6%	78.6%		8.0%	8.0%
Total/Weighted Average	93.7%	94.8%		91.3%	91.2%		2.4%	3.6%

(1)	Reflects the occupancy of our Same Property Portfolio adjusted for space aggregating 72,000 rentable square feet that was undergoing repositioning during the three months ended September 30, 2015.

Rexford Industrial Realty, Inc.

Funds From Operations

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014(1)	2015	2014(1)
Funds From Operations (FFO)
Net income	$617	$(679)	$894	$831
Add:
Depreciation and amortization, including amounts in discontinued operations	10,642	8,032	31,016	20,172
Depreciation and amortization from unconsolidated joint ventures	4	103	52	291
Loss on sale of real estate	-	150	-	150
Deduct:
Gain on sale of real estate	-		-	2,125
FFO	$11,263	$7,606	$31,962	$19,319
Company share of FFO (2)(3)	$10,780	$6,960	$30,514	$17,393

FFO	$11,263	$7,606	$31,962	$19,319
Add:
Non-recurring legal fees	(88)	380	345	380
Acquisition expenses	528	426	1,608	1,411
Recurring FFO	$11,703	$8,412	$33,915	$21,110
Company share of Recurring FFO(2)	$11,201	$7,700	$32,376	$19,014

(1)

For comparability to current period presentation, Company Share of FFO and Recurring FFO for the three and nine months ended September 30, 2014, has been adjusted to reflect the allocation of FFO to participating securities (nonvested restricted stock).

(2)

Based on the weighted average interest in our Operating Partnership of approximately 96.3% and 91.8% for the three months ended September 30, 2015 and 2014, respectively, and approximately 96.0% and 90.4% for the nine months ended September 30, 2015 and 2014, respectively.

(3)

Company share of FFO excludes FFO allocated to participating securities of $76 and $24 for the three months ended September 30, 2015 and 2014, respectively, and $223 and $64 for the nine months ended September 30, 2015 and 2014, respectively.